Filed Pursuant to Rule 424(b)(3)
File Nos. 333-174887 and 333-174887-01

PROSPECTUS SUPPLEMENT NO. 6
to Prospectus dated May 15, 2012

Offering Amount $250,000,000

GWG HOLDINGS, INC.

a Delaware corporation

Renewable Secured Debentures

The information contained in this prospectus supplement amends and updates (1) the prospectus dated May 15, 2012 (relating to our post-effective amendment to registration statement on Form S-1/A, filed with the SEC on May 14, 2012) (SEC File Nos. 333-174887 and 333-174887-01) (and which we refer to herein simply as the “prospectus”), and (2) prospectus supplement no. 4 dated November 14, 2012 (which we refer to herein as “supplement no. 4”), and should be read in conjunction with both such documents. This prospectus supplement no. 6 is being filed solely to correct certain typographical errors that appeared in prospectus supplement no. 5 dated February 6, 2013. As a result, prospectus supplement no. 5 should be disregarded and investors should read the prospectus and prospectus supplement no. 4 only in conjunction with this prospectus supplement no. 6. None of the prospectus, prospectus supplement no. 4 or this prospectus supplement no. 6 is complete without with the delivery and utilization of each such other document. GWG Life Settlements, LLC, a Delaware limited liability company and wholly owned subsidiary of GWG Holdings, Inc., is also a registrant under the referenced registration statement as a guarantor of the Renewable Secured Debentures offered hereby (the “debentures”). Please keep this prospectus supplement with your prospectus and supplement no. 4 for future reference.

Investing in our debentures may be considered speculative and involves a high degree of risk, including the risk of losing your entire investment. See the “Risk Factors” section of our prospectus for the risks you should consider before buying our debentures. An investment in our debentures is not suitable for all investors. Persons should not invest in the debentures unless they can afford to lose their entire investment. See the “Suitability Standards” section of supplement no. 4, which restates the suitability standards that investors must meet in order to purchase the debentures.

The security provided for the debentures and entitling them to be referred to as “secured” includes an unconditional guarantee given by GWG Life Settlements, LLC, a subsidiary of the issuer. The value of this unconditional guarantee is based almost entirely on GWG Life Settlement’s own investment in another subsidiary, the primary assets of which are pledged as collateral for the repayment of amounts borrowed from a senior lender.

Capitalized terms contained in this prospectus supplement have the same meanings as in the prospectus unless otherwise stated herein.

RECENT EVENTS

On February 1, 2013, we filed a Form 8-K. This prospectus supplement has been prepared primarily to provide prospective investors with certain information contained in that report, detailed portfolio information as of December 31, 2012, and information respecting new life expectancy tables for life settlements published on January 22, 2013 by 21st Services, an independent third party service provider to the life settlement industry.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 6, 2013

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Tel: (612) 746-1944
Fax: (612) 746-0445

RECENT EVENTS AND OTHER INFORMATION

Amendment and Restatement of Credit and Security Agreement

On January 29, 2013, GWG Holdings, Inc., a Delaware corporation (the “Company”), together with certain of its subsidiaries, entered into an Amended and Restated Credit and Security Agreement with Autobahn Funding Company LLC, as the conduit lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as the committed lender and as the agent on behalf of secured parties under such agreement. The Amended and Restated Credit and Security Agreement extends the maturity date of borrowings made by the Company’s subsidiary, GWG DLP Funding II, LLC, to December 31, 2014, and removes certain GWG-related parties to the original Credit and Security Agreement dated June 15, 2008. Advances under the credit facility made after January 25, 2013 will bear interest at the commercial paper rate of the lender at the time of the advance, or at the lender’s cost of borrowing plus an applicable margin. In general, the Company believes that the annualized cost of borrowing under the Amended and Restated Credit and Security Agreement will increase by approximately four percent as compared to under the original Credit and Security Agreement. In addition to the extended term and increased interest rate and borrowing cost, the Amended and Restated Credit and Security Agreement also requires the Company to maintain a reserve for certain projected expenditures (including anticipated premium payments required to service its life insurance portfolio) that increases, from an initial amount equal to six months of such expenditures, to an amount equal to 12 months of such expenditures beginning as of September 1, 2013.

In connection with the Amended and Restated Credit and Security Agreement, GWG Holdings and its subsidiaries entered into certain other agreements and amendments and restatement of earlier agreements entered into in connection with the original Credit and Security Agreement. Included among these other agreements was a General Reaffirmation and Modification Agreement that reaffirms the performance guaranty that GWG Holdings earlier provided in connection with the original Credit and Security Agreement to DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent.

The Company filed a Current Report on Form 8-K with the SEC on January 31, 2013 disclosing the above matters. In addition, copies of the Amended and Restated Credit and Security Agreement and General Reaffirmation and Modification Agreement were filed as exhibits to that report and have been filed as exhibits to the registration statement to which this supplement relates. See our Post-Effective Amendment on Form S-1 (POS EX) filed with the SEC on February 6, 2013 (SEC File Nos. 333-174887 and 333-174887-01).

Revised Life Expectancy Mortality Tables for Life Settlement Transactions—21st Services

On January 22, 2013, 21st Services, an independent provider of life expectancy analysis and related services for the life settlement industry in general, announced advancements in its underwriting methodology, resulting in revised life expectancy mortality tables for life settlement transactions. Based on information publicly released by 21st Services, the revised tables incorporate significantly more older age mortality data than earlier versions commonly used by the life insurance industry, resulting in a greater ability to:

•	assess the magnitude of impact that different types of health impairments have on senior mortality on a case by case basis;

•	apply credits and debits during the underwriting process in a manner that account for the different impacts of the same impairments for males and females; and

•	reflect the difference in mortality between insureds who have sold policies and the group of 90,000 insureds underwritten by 21st Services, most of whom did not ultimately sell their policies in the life settlement market (such difference is frequently referred to in the life-settlement industry as “anti-selection”).

While 21st Services reported that the revised mortality tables reflect an average 19% increase in the life expectancy of insureds, 21st Services representatives have also advised the Company that generalizations could not be gleaned from their revised tables since the revisions were made at a detailed level and the actual impact of those revisions will depend upon the specific medical conditions of an insured, age of the insured, and other factors. For example, 21st Services representatives have advised the Company that (i) the revised mortality tables also account for insureds having different ICD-9 code conditions, some of which conditions have resulted in increased life expectancies (e.g., cardiovascular disease) and some of which conditions have not resulted in increased life expectancies, and (ii) the revised tables also have greater impact on the life expectancies of insureds who are younger.

As disclosed in the prospectus, the Company has generally used 21st Services life expectancy reports as one of two such reports it generally obtains prior to purchasing life insurance policies on the secondary market, and the Company averages the two life expectancy reports for its life expectancy estimate. The life expectancy of an insured has an inverse relationship to the expected internal rate of return to be generated from life insurance policies purchased in the secondary market. A reduced internal rate of return may reduce the value of a life insurance policy available for purchase on the secondary market, and reduce the value of a life insurance policy already purchased by the Company and being serviced in its portfolio.

The Company expects that 21st Services’s revised mortality tables will have a negative impact on the value of the Company’s portfolio. Nevertheless, given the relative complexity of the mortality table revisions and the detailed data upon which those revisions were based, the Company has not at this time completed an evaluation of the impact the revised tables may have on the valuation of Company’s portfolio. The Company intends to evaluate each of the life insurance policies within its portfolio in light of the specific health conditions of each insured, and thereupon make appropriate life expectancy adjustments. Although the Company is presently not able to precisely quantify the effect of the table revisions on its portfolio, the Company has increased by 7% the life expectancies for life expectancy reports provided by 21st Services and intends to make final evaluations and adjustments to life expectancies as new information is obtained.

Life Insurance Portfolio Detail

The following information provides detail regarding our portfolio of life insurance policies as of December 31, 2012 and updates the similar detail contained within our supplement no. 4 as of September 30, 2012.

Our portfolio of life insurance policy portfolio as of December 31, 2012 is summarized and set forth below:

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$572,245,578
Average face value per policy *	$2,712,064
Average face value per insured life *	$2,949,719
Average age of insured (yrs) *	81.3
Average life expectancy estimate (yrs) **	7.53
Total number of policies	211
Demographics	64% Males; 36% Females
Number of smokers	No insureds are smokers
Largest policy as % of total portfolio	1.75%
Average policy as % of total portfolio	0.47%
Average Annual Premium as % of face value	3.27%

*	Averages presented in the table are weighted averages.

**	Figure includes an adjustment to increase, by 7%, any life expectancy provided by 21st Services. For more information, see the above disclosure under the caption “Revised Life Expectancy Mortality Tables for Life Settlement Transactions—21st Services.”

The concentration risk of our ten largest insurance company holdings as of December 31, 2012, all rated A- or better from Standard & Poor’s, is set forth in the table below:

Rank	Face Value Benefit Amt. ($)	Percentage of Total Portfolio Face Value Benefit Amt. (%)	Insurance Company	Ins. Co. S&P Rating
1	$97,030,000	16.96%	AXA Equitable Life Insurance Company	A+
2	$78,994,847	13.80%	John Hancock Life Insurance Company (U.S.A)	AA–
3	$65,026,500	11.36%	Transamerica Life Insurance Company	AA–
4	$49,768,959	8.70%	Jefferson-Pilot Life Insurance Company	AA–
5	$33,440,000	5.84%	ING Life Insurance and Annuity Company	A–
6	$32,750,000	5.72%	American General Life Insurance Company	A+
7	$32,735,000	5.72%	Massachusetts Mutual Life Insurance Company	AA+
8	$19,200,000	3.36%	Lincoln Benefit Life Company	A+
9	$18,750,000	3.28%	Lincoln National Life Insurance Company	AA–
10	$16,582,725	2.90%	Metropolitan Life Insurance Company	AA–

We track concentrations of pre-existing medical conditions among insured individuals within our portfolio based on information contained in life expectancy reports. We track these medical conditions with ten primary disease categories: (1) cardiovascular, (2) cerebrovascular, (3) dementia, (4) cancer, (5) diabetes, (6) respiratory disease, (7) neurological disorders, (8) other, no disease, or multiple. Our primary disease categories are summary generalizations based on the ICD-9 codes we track on each insured individuals within our portfolio. ICD-9 codes, published by the World Health Organization, are used worldwide for medical diagnoses and treatment systems, as well as morbidity and mortality statistics. Currently, cardiovascular is the only primary disease category within our portfolio that represents a concentration over 10%.

The table below sets forth the primary disease categories of our portfolio as of December 31, 2012:

Primary Disease Category	Policy Benefits	%
Cancer	$31,550,000	6%
Cardiovascular	$133,063,211	23%
Cerebrovascular	$34,985,000	6%
Dementia	$26,885,380	5%
Diabetes	$35,153,000	6%
Multiple	$122,710,000	21%
Neurological Disorders (excluding Alzheimers)	$12,600,000	2%
No Disease	$61,485,467	11%
Other	$75,113,520	13%
Respiratory Diseases	$38,700,000	7%
	$572,245,578	100%

The primary disease category represents a general category of impairment. Within the primary disease category, there are a multitude of sub-categorizations defined more specifically by ICD-9 codes. For example, a primary disease category of cardiovascular includes sub-categorizations such as atrial fibrillation, heart valve replacement, coronary atherosclerosis, etc. In addition, individuals may have more than one ICD-9 codes describing multiple medical conditions within one or more primary disease categories. Where an individual’s ICD-9 codes indicate medical conditions in more than one primary disease categories, we categorize the individual as having multiple primary disease categories. We expect to continue to develop and refine our identification and tracking on the insured individuals medical conditions as we manage our portfolio of life insurance policies.

Life Insurance Portfolio (as of December 31, 2012)

Face Amount	Sex	Age (years) (1)	LE (months) (2)	Carrier	S&P Rating
$ 1,000,000	F	90	36.9	American General Life Insurance Company	A+
$2,000,000	F	89	38.8	Pruco Life Insurance Company	AA–
$5,000,000	F	88	77.5	American General Life Insurance Company	A+
$5,000,000	F	88	44.1	John Hancock Life Insurance Company (U.S.A)	AA–
$1,000,000	F	88	31.2	Protective Life Insurance Company	AA–
$5,000,000	M	87	53.9	John Hancock Life Insurance Company (U.S.A)	AA–
$3,500,000	F	87	71.2	John Hancock Life Insurance Company (U.S.A)	AA–
$1,500,000	F	87	73.6	Jefferson-Pilot Life Insurance Company	AA–
$2,500,000	F	87	77.0	AXA Equitable Life Insurance Company	A+
$2,500,000	F	87	77.0	AXA Equitable Life Insurance Company	A+
$3,000,000	F	87	55.1	Jefferson-Pilot Life Insurance Company	AA–
$5,000,000	F	87	76.4	ING Life Insurance and Annuity Company	A–
$5,000,000	F	87	47.7	Lincoln National Life Insurance Company	AA–
$1,203,520	M	87	60.6	Columbus Life Insurance Company	AA+
$1,350,000	F	87	79.9	Jefferson-Pilot Life Insurance Company	AA–
$2,000,000	F	87	44.3	American General Life Insurance Company	A+
$600,000	F	87	75.0	Columbus Life Insurance Company	AA+
$5,000,000	F	86	57.1	Massachusetts Mutual Life Insurance Company	AA+
$2,500,000	F	86	72.3	American General Life Insurance Company	A+
$2,500,000	M	86	61.2	Pacific Life Insurance Company	A+
$5,000,000	M	86	84.9	AXA Equitable Life Insurance Company	A+
$1,000,000	M	86	41.6	Pacific Life Insurance Company	A+
$3,000,000	M	86	41.6	Lincoln National Life Insurance Company	AA–
$1,500,000	M	86	58.9	John Hancock Life Insurance Company (U.S.A)	AA–
$1,500,000	M	86	58.9	John Hancock Life Insurance Company (U.S.A)	AA–
$500,000	M	86	72.9	Lincoln National Life Insurance Company	AA–
$8,985,000	M	86	49.1	Massachusetts Mutual Life Insurance Company	AA+
$715,000	F	86	85.7	Jefferson-Pilot Life Insurance Company	AA–
$2,225,000	F	86	96.5	Transamerica Life Insurance Company	AA–
$3,000,000	F	86	100.2	Massachusetts Mutual Life Insurance Company	AA+
$1,500,000	M	86	53.4	Union Central Life Insurance Company	A+
$3,500,000	F	86	74.0	Lincoln National Life Insurance Company	AA–
$3,000,000	M	86	53.1	American General Life Insurance Company	A+
$500,000	F	85	65.3	Sun Life Assurance Company of Canada (U.S.)	BBB
$3,000,000	M	85	65.0	Transamerica Life Insurance Company	AA–
$4,000,000	F	85	94.7	Transamerica Life Insurance Company	AA–
$1,600,000	F	85	47.1	ING Life Insurance and Annuity Company	A–
$5,000,000	F	85	73.3	Penn Mutual Life Insurance Company	AA–
$1,000,000	M	85	79.9	AXA Equitable Life Insurance Company	A+
$4,785,380	F	85	61.5	John Hancock Life Insurance Company (U.S.A)	AA–
$2,500,000	M	85	71.0	Transamerica Life Insurance Company	AA–
$1,000,000	F	85	62.8	West Coast Life Insurance Company	AA–
$2,000,000	F	85	62.8	West Coast Life Insurance Company	AA–
$1,803,455	F	85	71.6	Metropolitan Life Insurance Company	AA–
$1,529,270	F	85	71.6	Metropolitan Life Insurance Company	AA–
$5,000,000	M	85	62.9	John Hancock Life Insurance Company (U.S.A)	AA–
$800,000	M	85	74.1	National Western Life Insurance Company	A
$200,000	M	85	63.7	Lincoln Benefit Life Company	A+
$4,445,467	M	85	72.6	Penn Mutual Life Insurance Company	AA–

Face Amount	Sex	Age (years) (1)	LE (months) (2)	Carrier	S&P Rating
$ 7,500,000	M	85	54.6	Jefferson-Pilot Life Insurance Company	AA–
$100,000	M	85	42.9	Protective Life Insurance Company	AA–
$100,000	M	85	42.9	Protective Life Insurance Company	AA–
$100,000	M	85	42.9	Protective Life Insurance Company	AA–
$3,600,000	F	85	96.6	AXA Equitable Life Insurance Company	A+
$2,000,000	M	85	60.8	John Hancock Life Insurance Company (U.S.A)	AA–
$1,000,000	M	84	75.6	John Hancock Life Insurance Company (U.S.A)	AA–
$2,000,000	M	84	75.6	John Hancock Life Insurance Company (U.S.A)	AA–
$5,000,000	M	84	65.5	Jefferson-Pilot Life Insurance Company	AA–
$5,000,000	F	84	55.1	Transamerica Life Insurance Company	AA–
$1,200,000	M	84	94.1	Transamerica Life Insurance Company	AA–
$1,000,000	F	84	113.7	ING Life Insurance and Annuity Company	A–
$3,000,000	M	84	108.0	AXA Equitable Life Insurance Company	A+
$5,570,000	F	84	66.6	ING Life Insurance and Annuity Company	A–
$5,570,000	F	84	66.6	ING Life Insurance and Annuity Company	A–
$1,000,000	F	84	78.3	New York Life Insurance Company	AA+
$8,500,000	M	84	86.6	Massachusetts Mutual Life Insurance Company	AA+
$1,000,000	M	84	56.6	American General Life Insurance Company	A+
$5,000,000	M	84	84.6	Lincoln National Life Insurance Company	AA–
$1,365,000	F	83	114.5	Transamerica Life Insurance Company	AA–
$2,000,000	M	83	87.0	Transamerica Life Insurance Company	AA–
$1,000,000	M	83	65.4	John Hancock Life Insurance Company (U.S.A)	AA–
$2,000,000	M	83	54.9	Jefferson-Pilot Life Insurance Company	AA–
$3,000,000	F	83	120.3	Transamerica Life Insurance Company	AA–
$750,000	M	83	38.4	ING Life Insurance and Annuity Company	A–
$750,000	M	83	38.4	ING Life Insurance and Annuity Company	A–
$1,800,000	M	83	59.1	John Hancock Variable Life Insurance Company	AA–
$2,000,000	M	83	83.1	AXA Equitable Life Insurance Company	A+
$1,750,000	M	83	83.1	AXA Equitable Life Insurance Company	A+
$2,000,000	M	83	48.3	Transamerica Life Insurance Company	AA–
$1,000,000	F	82	102.1	John Hancock Life Insurance Company (U.S.A)	AA–
$1,500,000	M	82	68.1	Transamerica Life Insurance Company	AA–
$1,500,000	F	82	120.8	Lincoln Benefit Life Company	A+
$3,750,000	M	82	98.6	AXA Equitable Life Insurance Company	A+
$4,000,000	M	82	57.7	John Hancock Life Insurance Company (U.S.A)	AA–
$1,000,000	M	82	91.4	John Hancock Life Insurance Company (U.S.A)	AA–
$2,000,000	F	82	104.3	AXA Equitable Life Insurance Company	A+
$2,000,000	F	82	134.0	Lincoln Benefit Life Company	A+
$1,000,000	M	82	89.9	ING Life Insurance and Annuity Company	A–
$3,000,000	F	82	100.4	Sun Life Assurance Company of Canada (U.S.)	BBB
$829,022	F	82	37.3	Hartford Life and Annuity Insurance Company	BBB+
$1,500,000	M	82	76.1	AXA Equitable Life Insurance Company	A+
$5,000,000	M	82	94.4	ING Life Insurance and Annuity Company	A–
$1,500,000	M	82	73.5	ING Life Insurance and Annuity Company	A–
$1,500,000	M	82	73.5	ING Life Insurance and Annuity Company	A–
$2,500,000	F	82	84.6	American General Life Insurance Company	A+
$500,000	M	82	62.4	Genworth Life Insurance Company	A–
$1,000,000	M	82	51.5	John Hancock Life Insurance Company (U.S.A)	AA–
$4,000,000	F	82	65.8	ING Life Insurance and Annuity Company	A–
$5,000,000	F	82	133.0	American General Life Insurance Company	A+

Face Amount	Sex	Age (years) (1)	LE (months) (2)	Carrier	S&P Rating
$ 1,703,959	M	82	85.9	Jefferson-Pilot Life Insurance Company	AA–
$1,000,000	M	82	89.9	Hartford Life and Annuity Insurance Company	BBB+
$3,500,000	F	82	119.5	Lincoln Benefit Life Company	A+
$5,000,000	F	81	121.7	AXA Equitable Life Insurance Company	A+
$6,000,000	F	81	123.5	American General Life Insurance Company	A+
$5,000,000	M	81	80.5	AXA Equitable Life Insurance Company	A+
$500,000	F	81	122.9	AXA Equitable Life Insurance Company	A+
$500,000	M	81	120.1	Metropolitan Life Insurance Company	AA–
$4,200,000	F	81	154.6	Transamerica Life Insurance Company	AA–
$750,000	M	81	117.1	West Coast Life Insurance Company	AA–
$5,000,000	M	81	76.8	Jefferson-Pilot Life Insurance Company	AA–
$2,700,000	M	81	72.8	John Hancock Life Insurance Company (U.S.A)	AA–
$1,500,000	M	81	125.9	Jefferson-Pilot Life Insurance Company	AA–
$3,500,000	F	81	99.4	AXA Equitable Life Insurance Company	A+
$7,600,000	F	81	122.1	Transamerica Life Insurance Company	AA–
$2,000,000	M	81	86.1	Pacific Life Insurance Company	A+
$3,000,000	F	81	72.2	AXA Equitable Life Insurance Company	A+
$10,000,000	F	81	78.9	American National Insurance Company	A
$500,000	M	81	61.2	West Coast Life Insurance Company	AA–
$5,000,000	M	81	97.2	AXA Equitable Life Insurance Company	A+
$3,500,000	F	80	116.0	Jefferson-Pilot Life Insurance Company	AA–
$1,000,000	M	80	98.6	Lincoln National Life Insurance Company	AA–
$3,000,000	M	80	71.2	U.S. Financial Life Insurance Company	A+
$1,900,000	M	80	66.6	American National Insurance Company	A
$500,000	M	80	62.2	New York Life Insurance Company	AA+
$500,000	M	80	62.2	New York Life Insurance Company	AA+
$250,000	M	80	51.7	Jackson National Life Insurance Company	AA
$5,000,000	F	80	96.8	Sun Life Assurance Company of Canada (U.S.)	BBB
$750,000	M	80	72.0	John Hancock Life Insurance Company (U.S.A)	AA–
$4,500,000	M	80	81.1	AXA Equitable Life Insurance Company	A+
$1,995,000	F	80	95.4	Transamerica Life Insurance Company	AA–
$4,000,000	M	80	93.9	Jefferson-Pilot Life Insurance Company	AA–
$1,250,000	F	80	99.5	Columbus Life Insurance Company	AA+
$3,500,000	M	80	92.1	AXA Equitable Life Insurance Company	A+
$5,403,000	F	80	117.8	Phoenix Life Insurance Company	BB–
$5,000,000	M	80	85.1	Transamerica Life Insurance Company	AA–
$2,000,000	F	80	111.9	Jefferson-Pilot Life Insurance Company	AA–
$350,000	M	80	74.5	Reassure America Life Insurance Company	AA
$3,000,000	M	79	80.7	Protective Life Insurance Company	AA–
$2,000,000	F	79	128.6	Transamerica Life Insurance Company	AA–
$550,000	M	79	135.5	Genworth Life Insurance Company	A–
$1,500,000	M	79	75.9	Pacific Life Insurance Company	A+
$5,000,000	M	79	64.5	AXA Equitable Life Insurance Company	A+
$10,000,000	M	79	115.6	John Hancock Life Insurance Company (U.S.A)	AA–
$2,000,000	M	79	98.0	Ohio National Life Assurance Corporation	AA
$1,000,000	M	79	98.0	Ohio National Life Assurance Corporation	AA
$7,000,000	M	79	120.1	Genworth Life Insurance Company	A–
$5,000,000	M	78	124.2	AXA Equitable Life Insurance Company	A+
$8,000,000	M	78	105.7	AXA Equitable Life Insurance Company	A+
$1,680,000	F	78	91.7	AXA Equitable Life Insurance Company	A+

Face Amount	Sex	Age (years) (1)	LE (months) (2)	Carrier	S&P Rating
$ 1,250,000	M	78	114.2	Metropolitan Life Insurance Company	AA–
$1,000,000	M	78	118.6	AXA Equitable Life Insurance Company	A+
$1,250,000	F	78	96.2	Principal Life Insurance Company	A+
$1,000,000	M	78	61.9	AXA Equitable Life Insurance Company	A+
$2,000,000	F	78	110.9	Pacific Life Insurance Company	A+
$3,000,000	M	78	114.4	John Hancock Life Insurance Company (U.S.A)	AA–
$2,000,000	M	78	101.0	Jefferson-Pilot Life Insurance Company	AA–
$250,000	M	78	85.0	American General Life Insurance Company	A+
$3,000,000	M	78	135.4	Principal Life Insurance Company	A+
$3,000,000	F	78	120.8	West Coast Life Insurance Company	AA–
$4,000,000	M	77	109.8	Jefferson-Pilot Life Insurance Company	AA–
$5,000,000	M	77	114.8	Principal Life Insurance Company	A+
$5,000,000	M	77	97.5	John Hancock Life Insurance Company (U.S.A)	AA–
$7,000,000	M	77	100.6	Lincoln Benefit Life Company	A+
$130,000	M	77	72.5	Genworth Life Insurance Company	A–
$1,000,000	M	77	146.2	Empire General Life Assurance Corporation	AA–
$4,300,000	F	77	129.6	American National Insurance Company	A
$2,000,000	F	77	134.2	Transamerica Life Insurance Company	AA–
$5,000,000	M	77	97.3	AXA Equitable Life Insurance Company	A+
$5,000,000	M	77	97.3	AXA Equitable Life Insurance Company	A+
$500,000	M	77	91.6	Transamerica Life Insurance Company	AA–
$5,000,000	M	76	98.8	John Hancock Life Insurance Company (U.S.A)	AA–
$3,601,500	M	76	100.8	Transamerica Life Insurance Company	AA–
$1,000,000	M	76	93.5	Sun Life Assurance Company of Canada (U.S.)	BBB
$5,000,000	M	76	125.0	John Hancock Life Insurance Company (U.S.A)	AA–
$1,009,467	M	76	60.7	John Hancock Life Insurance Company (U.S.A)	AA–
$4,000,000	M	76	93.1	MetLife Investors USA Insurance Company	AA–
$5,000,000	M	76	86.5	John Hancock Life Insurance Company (U.S.A)	AA–
$2,250,000	M	76	83.2	Massachusetts Mutual Life Insurance Company	AA+
$3,750,000	M	76	84.0	AXA Equitable Life Insurance Company	A+
$1,000,000	M	76	113.2	Metropolitan Life Insurance Company	AA–
$750,000	M	76	85.5	Lincoln National Life Insurance Company	AA–
$3,000,000	M	76	116.6	Principal Life Insurance Company	A+
$5,000,000	M	75	113.3	Jefferson-Pilot Life Insurance Company	AA–
$500,000	M	75	79.8	John Hancock Life Insurance Company (U.S.A)	AA–
$1,000,000	M	75	125.7	Metropolitan Life Insurance Company	AA–
$2,500,000	M	75	108.4	Massachusetts Mutual Life Insurance Company	AA+
$2,500,000	M	75	108.4	Massachusetts Mutual Life Insurance Company	AA+
$500,000	F	75	117.7	Columbus Life Insurance Company	AA+
$1,750,000	M	75	93.6	John Hancock Life Insurance Company (U.S.A)	AA–
$5,000,000	M	75	119.3	Transamerica Life Insurance Company	AA–
$2,000,000	F	75	65.4	Transamerica Life Insurance Company	AA–
$2,840,000	M	74	122.3	Transamerica Life Insurance Company	AA–
$750,000	M	74	139.2	U.S. Financial Life Insurance Company	A+
$7,000,000	F	74	151.9	Pacific Life Insurance Company	A+
$600,000	M	74	109.9	Protective Life Insurance Company	AA–
$5,000,000	M	73	60.0	Lincoln Benefit Life Company	A+
$850,000	M	73	92.5	New York Life Insurance Company	AA+
$5,000,000	M	73	95.8	West Coast Life Insurance Company	AA–
$200,000	M	72	123.3	ING Life Insurance and Annuity Company	A–

Face Amount	Sex	Age (years) (1)	LE (months) (2)	Carrier	S&P Rating
$8,000,000	M	72	113.4	Metropolitan Life Insurance Company	AA–
$2,000,000	M	72	117.4	U.S. Financial Life Insurance Company	A+
$3,000,000	F	72	117.8	General American Life Insurance Company	AA–
$500,000	M	71	84.5	Midland National Life Insurance Company	A+
$3,000,000	M	71	119.1	AXA Equitable Life Insurance Company	A+
$1,000,000	M	71	116.1	United of Omaha Life Insurance Company	A+
$2,000,000	M	71	147.2	American General Life Insurance Company	A+
$2,500,000	M	70	130.7	American General Life Insurance Company	A+
$1,500,000	M	69	124.4	Metropolitan Life Insurance Company	AA–
$500,000	M	68	115.9	Transamerica Life Insurance Company	AA–
$500,000	M	68	115.9	North American Company for Life And Health Insurance	A+
$156,538	F	65	134.1	New York Life Insurance Company	AA+
$572,245,578

(1)	The insured’s age is current as of the measurement date.

(2)	The insured’s life expectancy estimate is the average number of months derived from two life expectancy estimates provided by independent third-party medical actuarial underwriting firms at the time of purchase, actuarially adjusted through the measurement date. Figure includes an adjustment to increase, by 7%, any life expectancy provided by 21st Services. For more information, see the above disclosure under the caption “Revised Life Expectancy Mortality Tables for Life Settlement Transactions—21st Services.”

RISK RELATING TO FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about our operations and the investments we make, including, among other things, factors discussed in the “Risk Factors” section of our prospectus and the following:

•	changes in the secondary market for life insurance;

•	our limited operating history;

•	the valuation of assets reflected on our financial statements;

•	the reliability of assumptions underlying our actuarial models;

•	our reliance of debt financing;

•	risks relating to the validity and enforceability of the life insurance policies we purchase;

•	our reliance on information provided and obtained by third parties;

•	federal and state regulatory matters;

•	additional expenses, not reflected in our operating history, related to being a public reporting company;

•	competition in the secondary life insurance market;

•	the relative illiquidity of life insurance policies;

•	life insurance company credit exposure;

•	economic outlook;

•	performance of our investments in life insurance policies;

•	financing requirements;

•	litigation risks; and

•	restrictive covenants contained in borrowing agreements.

Some of the statements in this prospectus supplement that are not historical facts are “forward-looking” statements. Forward-looking statements can generally be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. The cautionary statements set forth in the “Risk Factors” section and elsewhere in the prospectus, and in this prospectus supplement, identify important factors with respect to such forward-looking statements due to the life insurance focus of our business.

We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this prospectus supplement will prove to be accurate. We caution you that the forward-looking statements in the prospectus and this prospectus supplement are only estimates and predictions. Actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in the prospectus and this prospectus supplement.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to certain issuers, including issuers that do not have their equity traded on a recognized national exchange or the Nasdaq Capital Market. Our common stock does not trade on any recognized national exchange or the Nasdaq Capital Market. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

$250,000,000

GWG HOLDINGS, INC.

Renewable Secured Debentures

PROSPECTUS SUPPLEMENT

Dealer Prospectus Delivery Obligation

Until May 7, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

February 6, 2013